EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                          10 7/8% SENIOR NOTES DUE 2008
                                       OF
                          CLEARVIEW CINEMA GROUP, INC.
           PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED , 1998


     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 10 7/8% Senior Notes due 2008 (the "Old Notes"), of CLEARVIEW CINEMA GROUP, INC. (the "Company") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to The Old Notes (or facsimile thereof) must also be received by the Exchange Agent within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:

                              THE BANK OF NEW YORK

       By Mail:                   By Facsimile Transmission:            By Hand:
  The Bank of New York         (For Eligible Institutions Only)   The Bank of New York
   101 Barclay Street                 (212) 815-6339                101 Barclay Street
      Floor 7 East                 Confirm by Telephone:          New York, New York 10286
New York, New York 10286                (212) 815-2791            Attention: Ground Level
Attention: Denise Robinson,                                           Corporate Trust
 Reorganization Section                                               Services Window

                                   By Overnight Delivery:
                                    The Bank of New York
                                     101 Barclay Street
                                        Floor 7 East
                                  New York, New York 10286
                                  Attention: Denise Robinson,
                                   Reorganization Section


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Clearview Cinema Group, Inc., a Delaware Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."


Name(s) of Registered Holder(s): _______________________________________________

Aggregate Principal Amount Tendered: $ _________________________________________

Certificate No.(s) (if available): _____________________________________________

(Total Principal Amount Represented by Old Notes Certificate(s)) _______________

$_______________________________________________________________________________

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________________________________________________

Date: __________________________________________________________________________

* Must be in denominations of a principal amount of $1,000 and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.


                                PLEASE SIGN HERE

X ________________________________________________     _________________________


X ________________________________________________     _________________________
  Signature(s) of Owner(s) or Authorized Signatory                 Date

Area Code and Telephone Number: ________________________________________________

   Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in- fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Capacity: ______________________________________________________________________


Address(es): ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


_________________________________          ____________________________________
         Name of Firm                              Authorized Signature



_________________________________          ____________________________________
           Address                                       Title



_________________________________          ____________________________________
          Zip Code                                (Please Type or Print)



Area Code and Telphone No._______          Dated:______________________________



NOTE: DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.